Exhibit 99.1

First PacTrust Bancorp, Inc. Announces

Fourth Quarter and Year End Financial Results

IRVINE, CA, March 1, 2013 – First PacTrust Bancorp (NASDAQ: BANC) (“First PacTrust” or the “Company”), the holding company for Pacific Trust Bank (“PacTrust Bank”) and Beach Business Bank, today announced financial results for the fourth quarter and the twelve months ended December 31, 2012. For the quarter, the Company reported a net loss of $3.2 million, or ($0.30) per common share outstanding, compared with a net loss of $5.6 million, or ($0.52) per common share outstanding, for the fourth quarter of 2011. For the twelve months ended December 31, 2012, the Company reported net income of $6.0 million and net income available to common shareholders of $4.6 million, or $0.40 per common share outstanding, compared with a net loss of $2.7 million and a net loss available to common shareholders of $3.3 million, or ($0.28) per common share outstanding, for the twelve months ended December 31, 2011.

The Company’s total assets increased by $18 million over September 30, 2012 to $1.7 billion at December 31, 2012. For the year, total assets grew by $688 million, or 69%, including $488 million from the acquisitions of Beach Business Bank and Gateway Business Bank. Although total deposits declined by $22 million for the fourth quarter, year-over-year deposits grew by $520 million, or 66%, to $1.3 billion at December 31, 2012. The Company’s net interest margin for the fourth quarter of 2012 was 3.77% and its cost of interest-bearing deposits was 0.50%. Year-over-year, net interest margin expanded by 39 bps due to a higher average yield on loans and a lower average cost of deposits. Non-interest income for the quarter was at $16.0 million, including $14.4 million of mortgage banking revenues generated by the Mission Hills Mortgage Bankers Division of PacTrust Bank, which originated $351 million in single-family residential loans in the fourth quarter. Also for the fourth quarter, non-interest expense was higher as a result of merger related costs associated with the Company’s third quarter acquisitions, as well as expenses related to expansion of PacTrust Bank’s residential mortgage lending business.

Steven Sugarman, Chief Executive Officer, commented: “First PacTrust Bancorp is well positioned for 2013 in terms of its team, capital and strategy. We continue to focus on the closing of the acquisition of The Private Bank of California, the realization of operating synergies relating to our recently closed acquisitions, and the continued expansion of our Commercial Banking and Residential Lending platforms. We remain confident in our ability to execute these key initiatives and demonstrate the considerable earnings power of our franchise.”

During the fourth quarter of 2012, the Company: accelerated payment to December 30th of the $0.12 dividend per common share, in addition to making payment on October 1st of the $0.12 dividend; increased its provision for loan and lease losses to $3.5 million, resulting in ALLL of $14.4 million, or 1.51% of total loans (excluding loans acquired at a discount), at December 31, 2012; reduced its bargain purchase gain relating to the acquisition of Gateway Business Bank by $429 thousand; and issued an additional $52 million of its 7.5% Senior Notes due April 15, 2020 (NASDAQ: BANCL).

The Company plans to discuss its fourth quarter earnings, among other items, on March 1, 2013, at 8:00 a.m., Pacific Time. All interested parties are welcome to attend the conference call at 866-503-8728, event code 68806439.

About First PacTrust Bancorp

Based in Irvine, CA, First PacTrust Bancorp, Inc. is the $1.7 billion multi-bank holding company of Pacific Trust Bank and Beach Business Bank, which together operate banking offices in Los Angeles, Orange, San Diego and Riverside counties, and loan production offices in California, Arizona, Oregon and Washington.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by First PacTrust with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and First PacTrust undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: First PacTrust Bancorp, Inc.

INVESTOR RELATIONS INQUIRIES:

First PacTrust Bancorp, Inc.

Richard Herrin, 949-236-5300

MEDIA INQUIRIES:

Sitrick And Company

Thomas S. Mulligan, 212-573-6100

ITEM 1 – FINANCIAL STATEMENTS
First PacTrust Bancorp, Inc.
Consolidated Statements of Financial Condition
(In thousands of dollars except share and per share data)
(Unaudited)

	December 31,	December 31,
	2012	2011

ASSETS
Cash and due from banks	$8,254	$6,755
Interest-bearing deposits	100,389	37,720
Total cash and cash equivalents	108,643	44,475
Time deposits in financial institutions	5,027	—
Securities available for sale	121,419	101,616
Federal Home Loan Bank and Other Bank stock, at cost	8,842	6,972
Loans receivable, net of allowance of $14,448 at December 31, 2012 and $12,780 at December 31, 2011	1,234,023	775,609
Loans held for sale	113,158	—
Servicing rights, net	2,278	—
Accrued interest receivable	5,003	3,569
Other real estate owned (OREO), net	4,527	14,692
Premises and equipment, net	16,147	10,585
Bank owned life insurance investment	18,704	18,451
Prepaid FDIC assessment	1,385	2,405
Deferred income tax	7,572	7,643
Goodwill	7,048	—
Other intangible assets, net	5,474	—
Other assets	28,544	13,024
Total assets	$1,687,792	$999,041

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$120,291	$20,039
Interest-bearing Deposits
Interest-bearing demand	89,481	68,578
Money market accounts	294,804	188,658
Savings accounts	159,055	39,176
Certificates of deposit	642,710	469,883
Total deposits	1,306,341	786,334
Advances from Federal Home Loan Bank	75,000	20,000
Notes payable, net	84,892	—
Reserve for loss reimbursements on sold loans	4,932	—
Accrued expenses and other liabilities	27,869	8,212
Total liabilities	1,499,034	814,546
Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value per share, $1,000 per share liquidation preference for a total of $32,000; 50,000,000 shares authorized, 32,000 shares issued and outstanding at December 31, 2012; 32,000 shares issued and outstanding at December 31, 2011	31,935	31,934
Common stock, $.01 par value per share, 196,863,844 shares authorized; 12,013,717 shares issued and 10,780,427 shares outstanding at December 31, 2012; 11,756,636 shares issued and 10,581,704 shares outstanding at December 31, 2011	120	117

Class B non-voting non-convertible Common stock, $.01 par value per share, 3,136,156 shares authorized; 1,112,188 shares issued and outstanding at December 31, 2012 and 1,054,991 shares issued and outstanding at December 31, 2011	11	11
Additional paid-in capital	154,563	150,786
Retained earnings	26,550	27,623
Treasury stock, at cost (December 31, 2012-1,233,290 shares, December 31, 2011-1,174,932 shares)	(25,818)	(25,037)
Accumulated other comprehensive income/(loss), net	1,397	(939)
Total shareholders’ equity	188,758	184,495
Total liabilities and shareholders’ equity	$1,687,792	$999,041

ITEM 1 – FINANCIAL STATEMENTS
First PacTrust Bancorp, Inc.
Consolidated Statements of Income and Comprehensive Income/(Loss)
(In thousands of dollars except share and per share data)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,

	2012	2011	2012	2011
Interest and dividend income
Loans, including fees	$16,883	$8,061	$51,942	$30,997
Securities	597	700	2,736	3,963
Dividends and other interest-earning assets	126	62	353	217
Total interest and dividend income	17,606	8,823	55,031	35,177
Interest expense
Savings	177	37	410	319
NOW	168	31	330	81
Money market	168	116	726	306
Certificates of deposit	1,161	1,058	4,494	4,283
Federal Home Loan Bank advances	82	88	348	1,048
Capital leases	5	—	9	—
Notes payable	1,007	—	2,162	—
Total interest expense	2,768	1,330	8,479	6,037
Net interest income	14,838	7,493	46,552	29,140
Provision for loan and lease losses	3,499	4,114	5,500	5,388
Net interest income after provision for loan and lease losses	11,339	3,379	41,052	23,752
Noninterest income
Customer service fees	602	366	1,883	1,473
Mortgage banking revenue	14,409	—	20,886	—
All other noninterest income	954	133	13,850	3,440
Total noninterest income	15,965	499	36,619	4,913
Noninterest expense
Salaries and employee benefits	18,234	4,426	41,891	13,914
Occupancy and equipment	3,109	922	7,902	2,848
All other operating expenses	7,601	5,865	21,768	14,927
Total noninterest expense	28,944	11,213	71,561	31,689
Income/(loss) before income taxes	(1,640)	(7,335)	6,110	(3,024)
Income tax expense/(benefit)	1,545	(1,721)	115	(296)
Net income/(loss)	(3,185)	(5,614)	5,995	(2,728)
Preferred stock dividends	317	396	1,359	534
Net income/(loss) available to common shareholders	$(3,502)	$(6,010)	$4,636	$(3,262)
Basic earnings per common share	$(0.30)	$(0.52)	$0.40	$(0.28)
Diluted earnings per common share	$(0.30)	$(0.52)	$0.40	$(0.28)

Other comprehensive income/(loss), before tax:
Change in net unrealized gains on securities:
Net unrealized holding gains arising during the period	98	(715)	2,253	(3,123)
Less: reclassification adjustment for (gains)/losses included in net income	—	(1)	83	(2,888)

Net unrealized gains, net of reclassification adjustments	98	(716)	2,336	(6,011)
Income tax expense/(benefit) related to items of other comprehensive income	(921)	(294)	-	(2,473)

Total other comprehensive income/(loss), net of tax	1,019	(422)	2,336	(3,538)

Comprehensive income/(loss)	$(2,166)	$(6,036)	$8,331	$(6,266)

FIRST PACTRUST BANCORP, INC.
SELECTED QUARTERLY FINANCIAL DATA
(Amounts in thousands, except share and per share data)

	December	September	June	March	December	September
	2012(1)	2012(1)	2012	2012	2011	2011

Balance sheet data, at quarter end:
Total assets	$1,687,792	$1,669,732	$1,115,120	$1,083,082	$999,041	$928,977
Total gross loans	1,248,471	1,215,374	839,931	838,409	787,280	703,454
Total loans held for sale	113,158	110,291	-	-	-	-
Allowance for loan losses	(14,448)	(12,379)	(11,448)	(11,173)	(12,780)	(8,993)
Securities available for sale	121,419	122,271	117,008	101,452	101,616	64,926
Noninterest-bearing deposits	120,291	88,616	26,594	24,961	20,039	20,934
Total deposits	1,306,342	1,328,221	852,331	853,843	786,334	711,609
FHLB advances and other borrowings	159,892	120,018	66,883	35,000	20,000	20,000
Total shareholders’ equity	188,758	191,739	182,295	184,002	184,495	191,488

Balance sheet data, quarterly averages:
Total assets	$1,687,501	$1,533,497	$1,108,120	$1,048,033	$964,321	$904,738
Total gross loans	1,235,548	1,141,426	829,592	806,648	708,598	679,199
Total loans held for sale	111,763	43,851	-	-	-	-
Securities available for sale	127,297	136,307	107,910	105,254	92,231	90,454
Total interest earning assets	1,574,154	1,432,443	1,030,259	973,400	887,799	829,000
Total deposits	1,339,460	1,207,610	857,856	814,115	743,610	702,780
Advances from FHLB and other borrowings	126,096	99,002	60,163	37,802	20,000	20,326
Total shareholders’ equity	195,305	192,575	182,260	186,041	191,824	173,495

Statement of operations data, for the three months ended:
Interest income	$17,606	$16,722	$10,378	$10,325	$8,823	$8,823
Interest expense	2,768	2,314	1,947	1,449	1,330	1,339

Net interest income	14,838	14,408	8,431	8,876	7,493	7,484
Provision for loan losses	3,499	1,031	279	691	4,114	823

Net interest income after provision for loan losses	11,339	13,377	8,152	8,185	3,379	6,661
Noninterest income	15,965	19,512	639	503	499	2,012
Noninterest expense	28,944	24,456	9,943	8,218	11,213	7,661

Income/(loss) before income taxes	(1,640)	8,433	(1,152)	470	(7,335)	1,012
Income tax expense/(benefit)	1,545	(1,110)	(413)	93	(1,721)	368
Preferred stock dividends	317	328	314	400	396	138

Net income/(loss) available to common stockholders	$(3,502)	$9,215	$(1,053)	$(23)	$(6,010)	$506

Profitability and other ratios:
Return on avg. assets (2)	(0.75%)	2.49%	(0.27%)	0.14%	(2.33%)	0.28%
Return on avg. equity (2)	(6.52)	18.59	(1.61)	0.81	(11.71)	1.48
Net interest margin (2)	3.77	4.02	3.27	3.65	3.38	3.61
Noninterest income to total revenue (3)	51.83	57.52	5.88	5.36	6.24	21.19
Noninterest income to avg. assets (2)	3.78	5.09	0.19	0.19	0.21	0.89
Noninterest exp. to avg. assets (2)	6.86	6.38	3.59	3.14	4.65	3.39
Efficiency ratio (4)	93.96	72.08	111.01	87.62	140.30	80.68
Avg. loans to average deposits	100.59	98.15	96.71	98.08	95.29	96.64
Securities available for sale to total assets	7.19	7.32	10.49	9.37	10.17	6.99
Average interest-earning assets to average interest-bearing liabilities	108.16%	110.21%	112.72%	114.26%	116.26%	114.64%

Asset quality information and ratios:
Nonaccrual Loans	$22,993	$16,181	$16,878	$18,343	$19,254	$0.00
90+ delinquent loans and OREO:
90+ delinquent loans	9,176	1,479	1,985	2,557	7,790	9,151
Other real estate owned (OREO)	4,527	8,704	9,239	12,843	14,692	20,551

Totals	$13,703	$10,183	$11,224	$15,400	$22,482	$29,702

Net loan charge-offs	$1,429	$226	$0	$2,298	$327	$261
Allowance for loan losses to nonaccrual loans, net	66.42%	84.41%	74.80%	65.24%	78.43%	82.38%
Allowance for loan losses to total loans	1.16	1.02	1.36	1.33	1.62	1.28
Allowance for loan losses to total loans (5) (excluding purchased & PCI loans)	1.51	1.35	1.40	1.37	1.62	1.28
90+ delinquent loans and OREO to total loans and OREO	1.09	0.83	1.42	1.81	2.80	4.10
90+ delinquent loans and OREO to total assets	0.81%	0.61%	1.07%	1.42%	2.25%	3.20%

(1) Includes impact of Beach Business Bank and Gateway Business Bank acquisition

(2) Ratios are presented on an annualized basis

(3) Total revenue is equal to the sum of net interest income before provision and noninterest income

(4) Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income before provision for loan losses and noninterest income

(5) Purchased loans that have been marked to market at aquisition.